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                                                                    EXHIBIT 23.3


                           CONSENT OF INDEPENDENT AUDITORS


    We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Employee Stock Purchase Plan of Track'n Trail, of our report dated September 27, 1996 with respect to the financial statements of Overland Management Corporation as of August 3, 1996 and for the one-year period then ended, appearing in the Prospectus, which is part of the Registration Statement of Track 'n Trail (Form S-1, No. 333-23195) filed with the Securities and Exchange Commission.

                                       /s/ KPMG PEAT MARWICK LLP


Boston, Massachusetts
November 6, 1997